Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1, of our report dated July 24, 2020, relating to the balance sheet of Fortress Value Acquisition Corp. II as of June 16, 2020 and the related statements of operations, changes in stockholder’s equity and cash flows for the period from June 10, 2020 (inception) through June 16, 2020, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
July 24, 2020